UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 3, 2006

Date of Report (Date of earliest event reported)
RENAL CARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27640	62-1622383

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2525 West End Avenue, Suite 600
Nashville, Tennessee 37203
(Address of Principal Executive Offices, including Zip Code)
(615) 345-5500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 1.01 Entry Into a Material Definitive Agreement; Item 2.01 Completion of Acquisition or Disposition of Assets; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing; Item 3.03 Material Modification in Rights of Security Holders; Item 5.01 Changes in Control of Registrant; Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 31, 2006, Renal Care Group, Inc. (“Renal Care Group” or the “Company”), Fresenius Medical Care AG & Co. KGaA, a corporation organized under the laws of the Federal Republic of Germany (“Fresenius Medical Care”), Fresenius Medical Care Holdings, Inc., a New York corporation and a wholly owned subsidiary of Fresenius Medical Care (“FME”), and certain other parties, entered into and drew upon a replacement $4.6 billion senior credit facility, with Banc of America Securities LLC and Deutsche Bank Securities Inc. serving as joint lead arrangers (the “Credit Facility”). The Credit Facility consists of a five year $1 billion revolving credit facility, a five year $1.85 billion term loan A facility and a seven year $1.75 billion term loan B facility.
     On March 31, 2006, Renal Care Group consummated the previously announced merger with an affiliate of Fresenius Medical Care, pursuant to the Agreement dated May 3, 2005 (the “Merger Agreement”), by and among the Company, Fresenius Medical Care, Fresenius Medical Care Holdings, Inc., a New York corporation and a wholly owned subsidiary of Fresenius Medical Care (“FME”), and Florence Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of FME (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger (the “Merger”) as a wholly-owned subsidiary of FME. Pursuant to the Merger, each issued and outstanding share of common stock, par value $0.01 per share (“Common Stock”), of the Company (other than shares held in treasury or held by FME or Merger Sub or as to which dissenters’ rights have been perfected) was converted into the right to receive $48.00 in cash, without interest.
     Immediately prior to the Merger, Merger Sub accepted its previously announced tender offer and consent solicitation for $159,685,000 in outstanding principal amount of 9% Senior Subordinated Notes (the “Notes”) of Renal Care Group for a total consideration of $1,097.95 per $1000 principal amount of the Notes. All of the Notes were tendered and all obligations of Renal Care Group and its subsidiaries in respect of the Notes have now been discharged. Credit Suisse Securities (USA) LLC acted as dealer manager for the tender offer and as solicitation agent for the consent solicitation.
     In connection with the closing of the Merger, the Company notified the New York Stock Exchange (“NYSE”) on March 31, 2006 that each outstanding share of the Company’s Common Stock (other than shares held in treasury or held by FME or Merger Sub or as to which dissenters’ rights have been perfected) was cancelled and automatically converted into the right to receive $48.00 in cash, without interest, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Common Stock are no longer listed on the NYSE. The NYSE has confirmed that it has caused such filing to be made.
     As contemplated by the Merger Agreement, Michael Brosnan and Mats Wahlström, the directors of Merger Sub immediately prior to the Merger, became the directors of the Company upon consummation of the Merger.
     The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 2.1	Agreement, dated May 3, 2005, by and among Renal Care Group, Inc., Fresenius Medical Care AG, Fresenius Medical Care Holdings, Inc. and Florence Acquisition, Inc. (incorporated by reference to Exhibit 2.1.1 to the Form 8-K filed with the Commission on May 4, 2005).

Exhibit 99.1	Press Release dated March 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006	RENAL CARE GROUP, INC.

	By:	/s/ DOUGLAS G. KOTT Name: Douglas G. Kott
Title: Vice President and Assistant Secretary